UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2004

CARDIAC SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19567	33-0465681
(Commission File No.)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, CA 92614

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 797-3800

EXPLANATORY NOTE: On January 5, 2004, the registrant filed an amended Current Report on Form 8-K with the Securities and Exchange Commission reporting historical, pro forma, and other financial information required by Item 7 in connection with the registrant’s acquisition of (i) substantially all of the assets of Complient Corporation, a Delaware corporation (“Complient”), but not including the capital stock or assets of Complient’s subsidiary SOS International, Inc. (the “Oxygen Business”), and (ii) all of the assets of CPR L.P., a partnership of which Complient is the sole general partner. This Form 8-K/A is being filed to provide the unaudited financial statements of Complient (excluding the Oxygen Business) for the nine month periods ended September 30, 2002 and September 30, 2003.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

Attached are unaudited financial statements of Complient (excluding the Oxygen Business) for the nine months ended September 30, 2002 and September 30, 2003. Also, attached are the audited financial statements of Complient (excluding the Oxygen Business) as of and for the years ended December 31, 2002 and 2001, and the related Independent Auditor’s Report.

(b) Pro Forma Financial Information

Attached are (i) the unaudited pro forma consolidated balance sheet of the registrant as of September 30, 2003, giving pro forma effect to the acquisition of substantially all the assets of Complient (excluding the Oxygen Business) as if the acquisition had occurred as of September 30, 2003, and (ii) the unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003, giving effect to the acquisition of substantially all the assets of Complient (excluding the Oxygen Business), as if the acquisition had occurred as of January 1, 2002.

Signature:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDIAC SCIENCE, INC.

By:	/s/ Roderick de Greef

Roderick de Greef Executive Vice President, Chief Financial Officer, and Secretary

Dated: January 16, 2004

EMRS Business of

Complient Corporation

Financial Statements for

the nine months ended

September 30, 2003 and 2002.

3

EMRS BUSINESS OF COMPLIENT CORPORATION

UNAUDITED CONDENSED BALANCE SHEETS

AS OF DECEMBER 31, 2002 AND SEPTEMBER 30, 2003

	December 31, 2002	September 30, 2003
CURRENT ASSETS:
Cash and cash equivalents	$1,043,391	$846,575
Accounts receivable, trade, less allowance for doubtful accounts of $136,150 and $355,348 respectively	1,545,732	1,330,943
Inventories	1,197,156	836,828
Prepaid expenses and other current assets	191,342	121,001

Total current assets	3,977,621	3,135,347

PROPERTY AND EQUIPMENT, AT COST:
Computer hardware and software	1,690,874	1,785,142
Software development costs	565,000	565,000
Equipment on lease to customers	3,598,201	3,636,373
Furniture, fixtures and equipment	564,026	622,033
Tooling	1,038,849	1,246,524
Other	300,407	107,722

Total	7,757,357	7,962,794
Less accumulated depreciation	(4,230,685)	(5,190,715)

Property and equipment, net	3,526,672	2,772,079
OTHER ASSETS—Patents, net	5,556	—

TOTAL ASSETS	$7,509,849	$5,907,426

CURRENT LIABILITIES:
Accounts payable	$1,486,823	$988,762
Accrued expenses and other	599,946	830,963
Accrued exit costs	105,637	72,323
Deferred revenue	1,882,636	2,148,846
Current maturities of notes payable	2,097	—

Total current liabilities	4,077,139	4,040,894
LONG TERM LIABILITIES—Notes payable, less current maturities	6,292	—
COMMITMENTS AND CONTINGENCIES (Note 4)
COMPLIENT, CORP. NET INVESTMENT	3,426,418	1,866,532

TOTAL LIABILITIES AND NET INVESTMENT	$7,509,849	$5,907,426

See notes to unaudited condensed financial statements.

4

EMRS BUSINESS OF COMPLIENT CORPORATION

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003

	September 30, 2002	September 30, 2003
NET SALES:
EMRS	$4,020,436	$4,274,326
Training	1,006,198	1,123,119
Products	4,204,632	2,934,727

Total net sales	9,231,266	8,332,172

COST OF SALES:
EMRS	2,412,191	2,027,019
Training	549,912	625,094
Products	2,080,581	1,474,310

Total cost of sales	5,042,684	4,126,423

GROSS MARGIN	4,188,582	4,205,749

OPERATING EXPENSES:
Selling & Business Development	1,381,044	1,129,912
Marketing	868,085	567,250
Technology / Development	504,626	338,083
Operations	1,962,596	1,636,476
General and Administrative	2,706,750	2,190,867
Option compensation expense	987,069	306,434
Non-compete and patent amortization	8,333	5,556

Total operating expenses	8,418,503	6,174,578

OPERATING LOSS	(4,229,921)	(1,968,829)

OTHER INCOME (EXPENSE):
Interest income	23,489	2,968
Interest expense	—	(1,306)
Other income / (expense)	(84,920)	—

Total other income (expense)	(61,431)	1,662

NET LOSS	$(4,291,352)	$(1,967,167)

See notes to unaudited condensed financial statements

5

EMRS BUSINESS OF COMPLIENT CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003

	September 30, 2002	September 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,291,352)	$(1,967,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,153,707	965,586
Option compensation expense	987,069	306,434
Changes in operating assets and liabilities:
Accounts receivable, trade	242,223	214,789
Inventories	49,673	360,328
Prepaid expenses and other assets	214,389	70,341
Accounts payable	(266,362)	(498,061)
Accrued expenses	247,729	197,703
Deferred revenue	(88,219)	266,211

Net cash used in operating activities	(1,751,143)	(83,836)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(355,254)	(205,437)

Net cash used in investing activities	(355,254)	(205,437)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net transfers from Complient Corporation	1,849,260	92,457

NET DECREASE IN CASH AND CASH EQUIVALENTS	(257,137)	(196,816)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,758,599	1,043,391

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,501,462	$846,575

See notes to unaudited condensed financial statements.

6

EMRS BUSINESS OF COMPLIENT CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

PERIODS ENDED SEPTEMBER 30, 2003 AND 2002

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the accompanying financial statements are summarized below.

In the opinion of management, the accompanying condensed unaudited financial statements include all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of its financial position at September 30, 2003 and results of operations and cash flows for the periods presented. Although Cardiac Science believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted and should be read in conjunction with the EMRS Business of Complient Corporation’s audited financial statements. Results of operations for the nine months ended September 30, 2003 are not necessarily indicative of results for the full year.

The interim unaudited condensed financial information included herein has not been reviewed in conformity with the requirements of statements on Auditing Standards No. 100, “Interim Financial Information,” by Complient Corporation’s independent auditors.

Background—The accompanying financial statements have been prepared for the purpose of presenting the net assets of the EMRS Business (the “Business”) of Complient Corporation (the “Company”) as of September 30, 2003 and December 31, 2002 and its operations and cash flows for the nine month periods ended September 30, 2003 and 2002.

The accompanying financial statements exclude the assets, liabilities, revenues and expenses of the Oxygen Business of the Company.

Basis of Presentation—The financial statements reflect the historical results of operations and cash flows of the Business during each respective period; however, they do not reflect any significant changes that may have occurred in the operations and funding of the Business had it operated on a stand-alone basis. During all periods presented in the accompanying financial statements, the Business was an integral part of the Company’s overall operations. The financial statements include allocated costs and expenses, which are not necessarily indicative of the costs and expenses had the Business operated on a stand-alone basis. However, all of the allocations and estimates reflected in the financial statements are based on assumptions which management believes are reasonable. Corporate expenses were allocated based on various factors, such as revenues or headcount of the Business, to estimate usage of particular corporate functions. It is not considered practicable to estimate the amounts of such costs had the Business operated on a stand-alone basis.

Nature of Operations—The Business delivers enterprise wide outsourced emergency response solutions, as well as a family of emergency response related products. These offerings are organized into three lines of business: emergency medical response, workplace emergency care training and emergency response products.

Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments—The carrying amounts of the Business’ financial instruments, which include cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses and notes payable, approximate their fair values.

Cash and Cash Equivalents—Cash equivalents consist of short-term, highly liquid investments, with an initial maturity of three months or less, carried at cost plus accrued interest, which are readily convertible into cash.

7

Concentration of Credit Risk—Financial instruments that potentially subject the Business to concentration of credit risk consist principally of cash equivalents and accounts receivable. The Business extends credit to its customers on an unsecured basis in the normal course of business. The Business sells a wide range of services and products to a diversified base of customers throughout its markets in the United States and, therefore, believes there is no material concentration of credit risk.

Inventories—Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method. Inventories consisted of the following:

	December 31, 2002	September 30, 2003
Raw materials	$761,181	$697,311
Finished goods	664,240	358,376
Less reserve for excess and obsolete inventory	(228,265)	(218,859)

Total inventories	$1,197,156	$836,828

Property and Equipment—Property and equipment are stated at cost and depreciated using primarily the straight-line method over estimated lives of three to ten years. Property and equipment also includes assets leased to customers under operating leases. Routine maintenance, repairs and renewals are expensed as incurred.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, long-lived assets and intangible assets with determinate lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Business evaluates potential impairment by comparing the carrying amount of the asset with the estimated undiscounted future cash flows associated with the use of the asset and its eventual disposition. Should the review indicate that the asset is not recoverable, the Business’ carrying value of the asset would be reduced to its estimated fair value, which is generally measured by future discounted cash flows.

Income Taxes—Effective January 1, 2000, the Company elected to be treated as a corporation for tax purposes.

For all periods presented, the Business’ operating results have historically been included in Complient Corporation’s consolidated U.S. income tax return. The provision for taxes for the Business has been computed for these financial statements as if the Business was a separate taxpayer.

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition—Revenues are derived from the rendering of training and consulting services, the sale of products and program leases that include products, training and equipment servicing. Revenue is recognized when services are delivered to third parties or upon shipment of goods to customers. Revenues from lease programs are recognized on a straight-line basis over the life of the lease. Provisions for normal returns and allowances are made at the time of sale.

Research and Development Costs—Costs associated with research and development activities are expensed when incurred. Total research and development costs for September 2003 and 2002 were $360,327 and $335,090, respectively.

8

New Accounting Pronouncements—In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. The statement defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Business has determined that the adoption of this statement will not have a material impact on its financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which becomes effective for the Business for exit or disposal activities initiated after December 31, 2002. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred and is effective for exit or disposal activities initiated after December 31, 2002. Previously, the liability was recognized at the date of an entity’s commitment to an exit plan.

In December 2002, the FASB issued Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 requires the disclosure of any guarantees as of December 31, 2002 and the recognition of a liability for any guarantees entered into or modified after that date.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. FIN No. 46 provides guidance on how to identify a variable interest entity (“VIE”) and determine when assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in the Business’ financial statements. FIN No. 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. The provisions of FIN No. 46 with respect to variable interests created before February 1, 2003 apply to the first annual reporting period beginning after June 15, 2003. Certain disclosure provisions with respect to FIN No. 46 became effective for financial statements initially issued after January 31, 2003. The Business believes there is no impact on its balance sheets from the adoption of this interpretation as it has no variable interest entities.

9

2.	PROGRAM LEASES AND DEFERRED REVENUE

Beginning in 1999, the Business began leasing automatic external defibrillators (“AEDs”). Such leases are accounted for as operating leases. In addition to leasing the equipment, the Business also provides training and equipment servicing over the lease term. These lease programs generally require payments in advance that are deferred until earned. In addition to lease payment advances, deferred revenue also consists of customer deposits and prepayments for services not yet rendered. The components of deferred revenue are as follows:

	December 31, 2002	September 30, 2003
Deferred revenue—lease programs	$1,882,636	$2,015,585
Customer deposits and prepayments for services not yet rendered	—	133,261

Total deferred revenue	$1,882,636	$2,148,846

Accumulated depreciation on the equipment on lease with customers is $1,548,971 and $1,967,235 at December 31, 2002 and September 30, 2003, respectively. Minimum future rental receipts on noncancelable leases as of September 30, 2003 are $661,957 for 2003, $2,260,097 for 2004, $880,603 for 2005, $121,994 for 2006 and $25,810 for 2007.

10

3.	RELATED PARTY TRANSACTIONS

National City Investment—The Business invests its excess cash in accounts at National City Investments, a stockholder in the Company. Further, the Business’ primary commercial bank is National City Bank, the parent company of National City Investments. Cash received for interest on these investments was $2,968 and $23,489 in 2003 and 2002, respectively.

Product Development and Purchase Agreement with Medtronic Physio-Control Corp.—On March 5, 1999, the Business entered into a Master Purchase Agreement with Physio who retained the Business to assist in the design and development of a training device for its LifePak 500 defibrillator and issued a non-cancelable purchase order for 4,000 units of the training device, at $127 per unit. The units were designed in 1999 and were produced and initially delivered during 2000. The agreement also provided for $250,000 in funding from Physio for the development activities that were recorded as an offset to development expenses in 1999. On October 18, 2000, the Business and Physio amended the Master Purchase Agreement to add an additional product to the agreement. In connection with the Amendment, Physio issued a non-cancelable purchase order for 10,000 units of the product at $122 per unit. The Amendment also requires Physio to pay a $300,000 nonrefundable deposit on the order in three increments. The first $100,000 was due in connection with the execution of the Amendment and was paid in January 2001. The other deposits were due after certain design stages are reached and were paid in May 2001 and February 2002. The $300,000 deposit is recognized as revenue over the contract period as the units are shipped to Physio at a rate of $30 per unit, which is the difference between the $122 per unit purchase order price and the Business’ sale price per unit of $152 per unit. Product sales to Physio were $1,008,762 in 2003 and $1,872,308 in 2002 year to date.

4.	COMMITMENTS AND CONTINGENCIES

Royalty Commitments—The Business has entered into license agreements on various products. The royalty is based on a percentage, ranging from 1% to 3 1/2%, of net sales of the respective products adjusted for certain expenses. Royalty expense in 2003 and 2002 was $7,500, respectively.

Legal Matters—The Business is engaged in legal actions arising in the ordinary course of business. In the opinion of management, the ultimate outcome of these actions will not have a material adverse effect upon the Business’ results of operations or financial position.

5.	SUBSEQUENT EVENT

On October 21, 2003, Cardiac Science, Inc., a manufacturer of AEDs, announced the acquisition of the Business, consisting of substantially all assets and all liabilities of the Company, other than certain assets and liabilities related to the emergency oxygen business. As consideration, Cardiac Science, Inc. issued the Company 10.25 million shares of its common stock, subject to certain restrictions.

11

EMRS Business of

Complient Corporation

Financial Statements

as of and for the Years Ended

December 31, 2002 and 2001

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Complient Corporation

Solon, Ohio

We have audited the accompanying balance sheets of the Emergency Medical Response (“EMRS”) Business of Complient Corporation (the “Business”) (a component of Complient Corporation) as of December 31, 2002 and 2001 and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the management of the Business. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the EMRS Business of Complient Corporation as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by the EMRS Business of Complient Corporation and may not necessarily be indicative of the conditions that would have existed or the results of operations if the EMRS Business had been operated as an unaffiliated company. Portions of certain costs and expenses represent allocations of home-office items applicable to Complient Corporation as a whole.

As discussed in Note 12 to the financial statements, on October 21, 2003, Cardiac Science, Inc. purchased substantially all assets and assumed substantially all liabilities of the Business.

Deloitte & Touche LLP

Cleveland, Ohio

November 26, 2003

EMRS BUSINESS OF COMPLIENT CORPORATION

BALANCE SHEETS

DECEMBER 31, 2002 AND 2001

	2002	2001
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,043,391	$1,758,599
Accounts receivable—trade, less allowance for doubtful accounts of $136,150 and $853,821, respectively	1,545,732	1,828,351
Inventories	1,197,156	1,136,725
Prepaid expenses and other current assets	191,342	351,747

Total current assets	3,977,621	5,075,422

PROPERTY AND EQUIPMENT—At cost:
Computer hardware and software	1,690,874	1,738,594
Software development costs	565,000	565,000
Equipment on lease to customers	3,598,201	3,382,851
Furniture, fixtures and equipment	564,026	573,633
Tooling	1,038,849	1,025,694
Other	300,407	257,312

Total	7,757,357	7,543,084
Less accumulated depreciation	(4,230,685)	(2,985,600)

Property and equipment—net	3,526,672	4,557,484

OTHER ASSETS:
Patents—net	5,556	16,667
Notes receivable		138,725
Other long-term assets		57,800

Total other assets	5,556	213,192

TOTAL	$7,509,849	$9,846,098

LIABILITIES AND NET INVESTMENT

CURRENT LIABILITIES:
Accounts payable	$1,486,823	$1,466,869
Accrued expenses and other	599,946	708,640
Accrued exit costs	105,637	223,068
Deferred revenue	1,882,636	1,893,604
Current maturities of notes payable	2,097	675,630

Total current liabilities	4,077,139	4,967,811
LONG-TERM LIABILITIES—Notes payable, less current maturities	6,292
COMMITMENTS AND CONTINGENCIES (Note 10)
COMPLIENT CORPORATION NET INVESTMENT	3,426,418	4,878,287

TOTAL	$7,509,849	$9,846,098

See notes to financial statements.

EMRS BUSINESS OF COMPLIENT CORPORATION

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
NET SALES:
EMRS	$5,658,315	$4,304,298
Training	1,271,368	1,460,511
Products	5,706,174	4,646,133

Total net sales	12,635,857	10,410,942

COST OF SALES:
EMRS	3,232,774	2,221,463
Training	697,506	865,925
Products	2,767,733	2,464,208

Total cost of sales	6,698,013	5,551,596

GROSS MARGIN	5,937,844	4,859,346

OPERATING EXPENSES:
Selling and business development	1,840,330	2,215,400
Marketing	980,912	930,532
Technology/development	605,924	632,272
Operations	2,537,133	3,937,592
General and administrative	3,619,264	4,101,134
Option compensation expense (credit)	318,926	(457,820)
Non-compete and patent amortization	11,111	11,111

Total operating expenses	9,913,600	11,370,221

OPERATING LOSS	(3,975,756)	(6,510,875)

OTHER INCOME (EXPENSE):
Interest income	21,987	166,840
Interest expense	(104,771)	(173,910)
Other expense	(223,444)	(461,837)

Total other expense	(306,228)	(468,907)

NET LOSS	$(4,281,984)	$(6,979,782)

See notes to financial statements.

EMRS BUSINESS OF COMPLIENT CORPORATION

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,281,984)	$(6,979,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,404,032	1,693,088
Option compensation expense (credit)	318,926	(457,820)
Loss on disposal of assets	111,035	461,005
Noncash interest expense incurred on note payable	84,497
Changes in operating assets and liabilities:
Accounts receivable—trade	282,619	810,627
Inventories	(60,431)	110,368
Prepaid expenses and other assets	218,205	11,600
Accounts payable	19,954	(814,155)
Accrued expenses	(226,125)	(386,269)
Deferred revenue	(10,968)	(130,564)

Net cash used in operating activities	(2,140,240)	(5,681,902)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(549,655)	(487,894)
Purchases, sales and maturities of short-term investments—net		2,388,562
Proceeds from sale of property and equipment	76,511

Net cash (used in) provided by investing activities	(473,144)	1,900,668

CASH FLOWS FROM FINANCING ACTIVITIES—Net transfers from Complient Corporation	1,898,176	526,114

NET DECREASE IN CASH AND CASH EQUIVALENTS	(715,208)	(3,255,120)
CASH AND CASH EQUIVALENTS—Beginning of year	1,758,599	5,013,719

CASH AND CASH EQUIVALENTS—End of year	$1,043,391	$1,758,599

See notes to financial statements.

EMRS BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the accompanying financial statements are summarized below.

Background—The accompanying financial statements have been prepared for the purpose of presenting the net assets of the EMRS Business (the “Business”) of Complient Corporation (the “Company”) as of December 31, 2002 and 2001 and its operations and cash flows for the years then ended.

The accompanying financial statements exclude the assets, liabilities, revenues and expenses of the Oxygen Business of the Company. They also exclude the assets, liabilities, revenues and expenses of the e-Business division of the Company, which was presented as a discontinued operation in the December 31, 2001 consolidated financial statements of the Company and was spun off to stockholders of the Company on January 1, 2002.

Basis of Presentation—The financial statements reflect the historical results of operations and cash flows of the Business during each respective period; however, they do not reflect any significant changes that may have occurred in the operations and funding of the Business had it operated on a stand-alone basis. During all periods presented in the accompanying financial statements, the Business was an integral part of the Company’s overall operations. The financial statements include allocated costs and expenses, which are not necessarily indicative of the costs and expenses had the Business operated on a stand-alone basis. However, all of the allocations and estimates reflected in the financial statements are based on assumptions which management believes are reasonable. Corporate expenses were allocated based on various factors, such as revenues or headcount of the Business, to estimate usage of particular corporate functions. It is not considered practicable to estimate the amounts of such costs had the Business operated on a stand-alone basis.

Nature of Operations—The Business delivers enterprise wide outsourced emergency response solutions, as well as a family of emergency response related products. These offerings are organized into three lines of business: emergency medical response, workplace emergency care training and emergency response products.

Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments—The carrying amounts of the Business’ financial instruments, which include cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses and notes payable, approximate their fair values.

Cash and Cash Equivalents—Cash equivalents consist of short-term, highly liquid investments, with an initial maturity of three months or less, carried at cost plus accrued interest, which are readily convertible into cash.

Concentration of Credit Risk—Financial instruments that potentially subject the Business to concentration of credit risk consist principally of cash equivalents and accounts receivable. The Business extends credit to its customers on an unsecured basis in the normal course of business. The Business sells a wide range of services and products to a diversified base of customers throughout its markets in the United States and, therefore, believes there is no material concentration of credit risk.

Inventories—Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method. At December 31, 2002 and 2001, inventories consisted of the following:

	2002	2001
Raw materials	$761,181	$420,522
Finished goods	664,240	922,596
Less reserve for excess and obsolete inventory	(228,265)	(206,393)

Total inventories	$1,197,156	$1,136,725

Property and Equipment—Property and equipment are stated at cost and depreciated using primarily the straight-line method over estimated lives of three to ten years. Property and equipment also includes assets leased to customers under operating leases. Routine maintenance, repairs and renewals are expensed as incurred.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, long-lived assets and intangible assets with determinate lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Business evaluates potential impairment by comparing the carrying amount of the asset with the estimated undiscounted future cash flows associated with the use of the asset and its eventual disposition. Should the review indicate that the asset is not recoverable, the Business’ carrying value of the asset would be reduced to its estimated fair value, which is generally measured by future discounted cash flows.

Income Taxes—Effective January 1, 2000, the Company elected to be treated as a corporation for tax purposes.

For all periods presented, the Business’ operating results have historically been included in Complient Corporation’s consolidated U.S. income tax return. The provision for taxes for the Business has been computed for these financial statements as if the Business was a separate taxpayer.

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition—Revenues are derived from the rendering of training and consulting services, the sale of products and program leases that include products, training and equipment servicing. Revenue is recognized when services are delivered to third parties or upon shipment of goods to customers. Revenues from lease programs are recognized on a straight-line basis over the life of the lease. Provisions for normal returns and allowances are made at the time of sale.

Research and Development Costs—Costs associated with research and development activities are expensed when incurred. Total research and development costs for 2002 and 2001 were $303,585 and $455,856, respectively.

Stock-Based Compensation—In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment to FASB Statement No. 123. SFAS No. 148 requires the disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based compensation on reported net income. The Business has elected the intrinsic value method to account for employee stock options. The following table shows the pro forma effect on net income if the Business had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:

	2002	2001
Reported net loss	$(4,281,984)	$(6,979,782)
Plus: Stock-based compensation (net of tax) included in net loss	318,926	(457,820)
Less: Stock-based compensation (net of tax) using the fair value method	(136,331)	(575,000)

Pro forma net loss	$(4,099,389)	$(8,012,602)

New Accounting Pronouncements—In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. The statement defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Business has determined that the adoption of this statement will not have a material impact on its financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which becomes effective for the Business for exit or disposal activities initiated after December 31, 2002. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred and is effective for exit or disposal activities initiated after December 31, 2002. Previously, the liability was recognized at the date of an entity’s commitment to an exit plan.

In December 2002, the FASB issued Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 requires the disclosure of any guarantees as of December 31, 2002 and the recognition of a liability for any guarantees entered into or modified after that date.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. FIN No. 46 provides guidance on how to identify a variable interest entity (“VIE”) and determine when assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in the Business’ financial statements. FIN No. 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. The provisions of FIN No. 46 with respect to variable interests created before February 1, 2003 apply to the first annual reporting period beginning after June 15, 2003. Certain disclosure provisions with respect to FIN No. 46 became effective for financial statements initially issued after January 31, 2003. The Business believes there is no impact on its balance sheets from the adoption of this interpretation as it has no variable interest entities.

2.	INTANGIBLE ASSETS

Identifiable intangible assets subject to amortization consist of the following at December 31:

	2002	2001
Patents	$100,000	$100,000
Less: Accumulated amortization	(94,444)	(83,333)

	$5,556	$16,667

Patents are amortized on a straight-line basis over their estimated useful life of nine years. Amortization expense for intangible assets was $11,111 during 2002 and 2001. Patents are anticipated to be fully amortized by the end of the Business’ fiscal year 2003.

3.	PROGRAM LEASES AND DEFERRED REVENUE

Beginning in 1999, the Business began leasing automatic external defibrillators (“AEDs”). Such leases are accounted for as operating leases. In addition to leasing the equipment, the Business also provides training and equipment servicing over the lease term. These lease programs generally require payments in advance that are deferred until earned. In addition to lease payment advances, deferred revenue also consists of customer deposits and prepayments for services not yet rendered. The components of deferred revenue are as follows:

	2002	2001
Deferred revenue—lease programs	$1,882,636	$1,651,870
Customer deposits and prepayments for services not yet rendered		241,734

Total deferred revenue	$1,882,636	$1,893,604

Accumulated depreciation on the equipment on lease with customers is $1,548,971 and $984,967 at December 31, 2002 and 2001, respectively. Minimum future rental receipts on noncancelable leases as of December 31, 2002 are $2,866,664 for 2003, $1,429,434 for 2004, $95,410 for 2005, $59,704 for 2006 and $11,816 for 2007.

4.	NOTES PAYABLE

On September 1, 2001, $1,000,000 in trade payables owed to Medtronic Physio-Control Corp. (“Physio”), a stockholder in the Company, was converted to a note payable bearing an 8% interest rate. The note was paid off over twelve months with monthly payments of $83,333 beginning on October 1, 2001. As of December 31, 2002, the outstanding balance of this note was nil. Interest paid to Physio in 2002 and 2001 totaled $20,274 and $23,582, respectively.

Additionally in 2002, the Business obtained financing in the amount of $8,389 related to the acquisition of an air conditioning system. As of December 31, 2002, the outstanding balance was $8,389.

Cash paid for interest on notes payable was $20,274 and $23,582 for the years ended December 31, 2002 and 2001, respectively.

5.	LEASE COMMITMENTS

The Business leases certain of its properties and equipment including its corporate offices under non-cancelable operating leases. The Business’ operating leases have remaining terms from one to eight years and have renewal options varying from one to four years. Rent expense for all operating leases for the years ended December 31, 2002 and 2001 was $437,300 and $767,977, respectively. The Company entered into a $150,000 secured letter of credit in September 2000, which expires January 2009, to collateralize the Business’ obligation to third parties for lease payments. Future minimum lease payments under non-cancelable operating leases as of December 31, 2002 are as follows:

2003	$357,298
2004	349,497
2005	315,569
2006	259,081
2007	394,611
Later years	289,538

Total future minimum lease payments	$1,965,594

6.	OPTIONS AND WARRANTS

Effective November 9, 2000, the Company adopted the Complient Corporation 2000 Stock Incentive Plan (the “Plan”). This Plan amended and restated the Complient Corporation Stock Option Plan and replaced the Unit Option Plan of CPR Prompt, L.L.C. The Plan has reserved 4,200,000 shares of the Company’s authorized shares for issuance. All options awarded are exercisable for Common Shares. The Plan provides for the granting of options to purchase shares in the Company at a price to be fixed by a Committee of the Board of Directors at the date of grant and set forth in the applicable Stock Option Agreement. Options granted prior to June 20, 2000 vest over five years at the rate of 20% each year and expire no more than seven years from the date of grant. Options granted on or after June 20, 2000 vest over four years with monthly vesting after one year and expire no more than seven years from the date of the grant.

The Company accounts for its Stock Option Plan in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current fair value of the underlying share exceeds the exercise price. Compensation expense related to options held by employees of the Business is allocated to the Business. On April 1, 1999, the Company re-priced certain previously granted options. As a result, 732,000 options were re-priced from $3.75 to $1.25 per share and 74,000 options were re-priced from $5.00 to $2.50 per share. This modification resulted in variable-award accounting to be applied to the re-priced options under APB Opinion No. 25.

In conjunction with the spin-off of the e-Business division, the Company cancelled all previously outstanding options and issued new options under the Complient Corporation 2000 Stock Incentive Plan, effective January 1, 2002. Options included in this grant have an exercise price of $.10 per share, vest over a four-year period at a rate of 25% per year and expire ten years from the date of grant.

SFAS No. 123, Accounting for Stock-Based Compensation, allows entities to continue to apply the provisions of APB Opinion No. 25 and provides pro forma net income disclosures for employee option grants made as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

A summary of the Company’s stock option activity and related information for fiscal years 2002 and 2001 follows:

	Stock Options	Average Option Price Per Share
Outstanding at January 1, 2001	3,284,800	$2.36
Canceled	(576,150)	$2.50

Outstanding at December 31, 2001	2,708,650	$2.12
Granted	7,257,689	$0.10
Canceled	(2,779,589)	$2.12

Outstanding at December 31, 2002	7,186,750	$0.10

As of December 31, 2002:
Options exercisable	3,671,611
Exercise price per share	$.10
Weighted-average remaining contractual life (years)	9.0

The Company determined the pro-forma compensation expense using the minimum value method, as permitted under SFAS No. 123. The fair value of each option grant was estimated on the date of grant using the following assumptions for grants in 2002:

Risk free interest rate	4.8%
Expected life in years	7 years

7.	INCOME TAXES

No provision for federal or state income taxes has been recorded for the Business as it has incurred net operating losses for all periods presented. As of December 31, 2002, the Business contributed approximately $28.4 million to the Company’s net operating loss carryforwards available to offset future taxable income through 2017. The actual income tax benefit differed from the income tax benefit that would be computed based upon the statutory federal tax rates as a result of recording a valuation allowance. Temporary differences that gave rise to deferred tax assets and liabilities at December 31, 2002 and 2001 are as follows:

	2002	2001
Deferred tax assets (liabilities):
Net operating loss carryforwards	$11,358,518	$9,325,670
Asset impairment writedown	808,413	808,413
Option compensation	765,464	1,020,252
Allowance for doubtful accounts	54,460	278,528
Property and equipment	(179,432)	(179,432)
Deferred revenue	272,982	388,792
Accrued expenses	130,405	204,319
Other	120,588	82,236

Total gross deferred tax assets	13,331,398	11,928,778
Less valuation allowance	(13,331,398)	(11,928,778)

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the deferred tax asset will be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies that can be implemented by the Business in making this assessment. Based upon the level of historical taxable income, scheduled reversals of deferred tax liabilities, and projections of future taxable income over the periods in which the temporary differences become deductible based on available tax planning strategies, management presently believes that it is more likely than not that the Business will not realize the benefits of these deductible differences and, accordingly, has established a valuation allowance against the deferred tax assets as of December 31, 2002 and 2001.

8.	EMPLOYEE BENEFIT PLAN

The Business participates in a voluntary contributory 401(k) savings and investment plan for all employees of the Company who have obtained certain age and length of service requirements. Eligible employees may contribute up to 15% of their compensation to the plan, subject to any limitations imposed by federal income tax regulations. Each employee controls the investment of funds credited to his or her respective account. There were no contributions made by the Business to the plan for the years ended December 31, 2002 or 2001.

9.	RELATED PARTY TRANSACTIONS

National City Investment—The Business invests its excess cash in accounts at National City Investments, a stockholder in the Company. Further, the Business’ primary commercial bank is National City Bank, the parent company of National City Investments. Cash received for interest on these investments was $15,906 and $34,211 in 2002 and 2001, respectively. Total cash received for interest on all investments was $26,935 and $250,355 in 2002 and 2001, respectively.

Product Development and Purchase Agreement with Medtronic Physio-Control Corp.—On March 5, 1999, the Business entered into a Master Purchase Agreement with Physio who retained the Business to assist in the design and development of a training device for its LifePak 500 defibrillator and issued a non-cancelable purchase order for 4,000 units of the training device, at $127 per unit. The units were designed in 1999 and were produced and initially delivered during 2000. The agreement also provided for $250,000 in funding from Physio for the development activities that were recorded as an offset to development expenses in 1999. On October 18, 2000, the Business and Physio amended the Master Purchase Agreement to add an additional product to the agreement. In connection with the Amendment, Physio issued a non-cancelable purchase order for 10,000 units of the product at $122 per unit. The Amendment also requires Physio to pay a $300,000 nonrefundable deposit on the order in three increments. The first $100,000 was due in connection with the execution of the Amendment and was paid in January 2001. The other deposits were due after certain design stages are reached and were paid in May 2001 and February 2002. The $300,000 deposit is recognized as revenue over the contract period as the units are shipped to Physio at a rate of $30 per unit, which is the difference between the $122 per unit purchase order price and the Business’ sale price per unit of $152 per unit. Product sales to Physio were $2,798,547 in 2002 and $2,075,740 in 2001.

10.	COMMITMENTS AND CONTINGENCIES

Royalty Commitments—The Business has entered into license agreements on various products. The royalty is based on a percentage, ranging from 1% to 3 1/2%, of net sales of the respective products adjusted for certain expenses. Royalty expense in 2002 and 2001 was $10,000 and $8,362, respectively.

Legal Matters—The Business is engaged in legal actions arising in the ordinary course of business. In the opinion of management, the ultimate outcome of these actions will not have a material adverse effect upon the Business’ results of operations or financial position.

11.	RESTRUCTURING—EXIT COSTS

In September 2000, the Business announced a restructuring plan that included selling or closing the healthcare training branches/businesses, reorganization of field operations, centralization of the SOS oxygen business, and reorganization of the national sales team. This plan was implemented and largely completed by December 31, 2000.

Exit costs recognized as liabilities in connection with this plan were primarily future lease commitments for branches and severance costs. The remaining liability of $105,637 and $223,068 at December 31, 2002 and 2001, respectively, relates primarily to the future lease commitments. Note the change in the liability during 2002 resulted from payments made during the year.

12.	SUBSEQUENT EVENT

On October 21, 2003, Cardiac Science, Inc., a manufacturer of AEDs, announced the acquisition of the Business, consisting of substantially all assets and all liabilities of the Company, other than certain assets and liabilities related to the emergency oxygen business. As consideration, Cardiac Science, Inc. issued the Company 10.25 million shares of its common stock, subject to certain restrictions.

* * * * * *

Unaudited Pro Forma Consolidated Financial Data

The unaudited pro forma consolidated balance sheet as of September 30, 2003, gives pro forma effect to the acquisition of the EMRS business of privately-held, Cleveland-based, Complient Corporation, consisting of substantially all assets and all liabilities of the EMRS business of Complient Corporation, other than certain assets and liabilities related to the emergency oxygen business, as if the acquisition had occurred as of September 30, 2003.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 gives effect to the acquisition of the EMRS business of privately-held, Cleveland-based, Complient Corporation, as if the acquisition had occurred as of January 1, 2002.

The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position had the transaction occurred on the dates above, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. The unaudited pro forma financial data are based on assumptions that we believe are reasonable and should be read in conjunction with the EMRS business of Complient Corporation’s financial statements and the accompanying notes included elsewhere in this Form 8-K.

The unaudited pro forma financial data are presented in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X. Amounts are presented in U.S. dollars.

As consideration for the acquisition, Cardiac Science issued to Complient Corporation 10,250,000 shares of its common stock. The common stock is subject to a lock-up agreement and a general indemnification escrow. The resale of the shares will be registered with the Securities and Exchange Commission and 1,325,000 shares will become available for resale on the effective date of the registration statement. The balance of the shares issued are subject to a lock-up agreement pursuant to which they will be released from the “lock-up” in 12 equal monthly installments of 743,750 shares, beginning on the effective date of the registration statement.

The accounting principles of Cardiac Science will apply. A detailed analysis has not yet been made to the Complient accounts in order to identify any potential adjustments that need to be made to these accounts in order to adapt them to the accounting principles of Cardiac Science. Based on a preliminary review of the accounts, the management of Cardiac Science believes, however, that any adjustments that may be required will have no material impact on the accounts of the EMRS business of Complient Corporation.

1

Cardiac Science, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

September 30, 2003

In thousands except share and per share data

	Cardiac Science	Complient	Acquisition		Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$14,176	$846	$(1,000	)(a)	$14,022
Accounts receivable, net	17,579	1,331	—		18,910
Inventories	8,466	837	—		9,303
Prepaid expenses and other	1,584	121	—		1,705

Total current assets	41,805	3,135	(1,000)		43,940
Property and equipment, net	5,608	2,772	—		8,380
Goodwill and other intangibles, net	105,272	—	46,591	(b)	151,863
Other assets	3,980	—	—		3,980

Total assets	$156,665	$5,907	$45,591		$208,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,593	$989	$—		$8,582
Accrued expenses and other current liabilities	4,279	903	—		5,182
Current portion of long term obligations	270	—	—		270
Deferred revenue	—	2,149	—		2,149

Total current liabilities	12,142	4,041	—		16,183
Senior notes payable	45,060	—	—		45,060
Other long term obligations	949	—	—		949

Total liabilities	58,151	4,041	—		62,192

Commitments and contingencies

Stockholders’ equity:
Common stock	70	—	—		70
Additional paid-in capital and other	197,641	—	47,457	(d)	245,098
Accumulated deficit	(99,197)	—	—		(99,197)
Complient Corporation’s net investment	—	1,866	(1,866	)(c)	—

Total stockholders’ equity	98,514	1,866	45,591		145,971

Total liabilities and stockholders’ equity	$156,665	$5,907	$45,591		$208,163

2

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(in thousands except share and per share data)

(a)  It is expected that fees and expenses associated with the acquisition of substantially all of the assets of the EMRS business of Complient Corporation will total approximately $1,000.

(b)  The acquisition was accounted for as a purchase under SFAS No. 141, Business Combinations. In accordance with SFAS No. 141, the Company has preliminarily allocated the purchase price based on the fair value of the assets acquired and liabilities assumed. Portions of the purchase price, including intangible assets were identified by an independent appraiser. These intangible assets include approximately $2,907 for customer relationships, $128 for software, $800 for non-compete agreements and $42,756 for goodwill. The customer relationships are amortized over seven years, and the software and non-competes are amortized over three years.

The components of the purchase price and preliminary allocation are as follows:

Purchase price:
Stock consideration (10,250 shares at $4.63 per share)	$47,457
Acquisition costs	1,000

Total	$48,457

Allocation of purchase price:
Current assets	$3,135
Fixed assets	2,772
Current liabilities	(4,041)
Customer relationships	2,907
Software	128
Non-compete agreement	800
Goodwill	42,756

Total	$48,457

(c)  Reflects the elimination of Complient Corporation’s historical net investment in connection with purchase accounting.

(d)  Cardiac Science issued Complient Corporation 10,250,000 shares of its Common Stock, subject to certain restrictions, as consideration for substantially all of the assets of Complient Corporation. The value of this stock consideration was based on Cardiac Science’s closing stock price of $4.63 on October 20, 2003.

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Cardiac Science, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

Fiscal Year Ended December 31, 2002

In thousands except share and per share data

	Cardiac Science	Complient
	Year Ended	Year Ended
	December 31,	December 31,	Acquisition		Pro Forma
	2002	2002	Adjustments		Combined
Net revenue	$50,043	$12,636	$(50	)(a)	$62,629
Cost of goods sold	24,737	6,698	(22	)(a)	31,413

Gross profit	25,306	5,938	(28)		31,216

Operating expenses:
Sales and marketing	17,325	2,821	—		20,146
Research and development	6,053	606	—		6,659
General and administrative	11,474	6,475	—		17,949
Amortization of intangibles	2,111	11	725	(b)	2,847
Gain on settlement	(832)	—	—		(832)

Total operating expenses	36,131	9,913	725		46,769

Loss from operations	(10,825)	(3,975)	(753)		(15,553)
Interest and other non-operating expense, net	(4,142)	(306)	—		(4,448)

Loss before income taxes, minority interest and discontinued operations	(14,967)	(4,281)	(753)		(20,001)
Provision for income taxes	—	—	—		—

Loss before minority interest and discontinued operations	(14,967)	(4,281)	(753)		(20,001)
Minority interest in subsidiary	(33)	—	—		(33)

Loss from continuing operations	(15,000)	(4,281)	(753)		(20,034)
Loss from discontinued operations	(52)	—	—		(52)

Net loss	$(15,052)	$(4,281)	$(753)		$(20,086)

Loss from continuing operations per share (basic and diluted)					$(0.26)

Net loss per share (basic and diluted)					$(0.26)

Weighted average number of shares used in the computation of net loss per share and loss from continuing operations per share					77,449,419 (c)

4

Cardiac Science, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2003

In thousands except share and per share data

	Cardiac Science	Complient
	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,	Acquisition		Pro Forma
	2003	2003	Adjustments		Combined
Net revenue	$44,279	$8,332	$(672	)(a)	$51,939
Cost of goods sold	18,527	4,126	(297	)(a)	22,356

Gross profit	25,752	4,206	(375)		29,583

Operating expenses:
Sales and marketing	12,927	1,697	—		14,624
Research and development	3,939	338	—		4,277
General and administrative	9,800	4,134	—		13,934
Amortization of intangibles	1,211	6	543	(b)	1,760
Gain on settlement	—	—	—		—

Total operating expenses	27,877	6,175	543		34,595

Loss from operations	(2,125)	(1,969)	(918)		(5,012)
Interest and other non-operating expense, net	(4,366)	2	—		(4,364)

Loss before income taxes, minority interest and discontinued operations	(6,491)	(1,967)	(918)		(9,376)
Provision for income taxes	—	—	—		—

Loss before minority interest and discontinued operations	(6,491)	(1,967)	(918)		(9,376)
Minority interest in subsidiary	(48)	—	—		(48)

Loss from continuing operations	(6,539)	(1,967)	(918)		(9,424)
Income from discontinued operations	493	—	—		493

Net loss	$(6,046)	$(1,967)	$(918)		$(8,931)

Loss from continuing operations per share (basic and diluted)					$(0.12)

Net loss per share (basic and diluted)					$(0.12)

Weighted average number of shares used in the computation of net loss per share and loss from continuing operations per share					77,300,032 (d)

5

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(in thousands except share and per share data)

(a)  For the fiscal year ended December 31, 2002, and nine months ended September 30, 2003, sales totaling $50 and $672, respectively, were reversed to reflect intercompany sales of products between Cardiac Science and the EMRS business of Complient Corporation. The associated cost of goods sold for these products, of $22 and $297, respectively, was also reversed.

(b)  Represents the amortization of intangible assets with definite lives identified by an independent appraiser, purchased along with the acquired assets and liabilities of Complient Corporation. These intangible assets include approximately $2,907 for customer relationships, $128 for software, and $800 for non-compete agreements. The customer relationships are amortized over seven years, and the software and non-competes are amortized over three years. The goodwill of $42,756 has an indefinite life, and accordingly, is not amortized.

(c)  The pro forma weighted average number of shares represents Cardiac Science’s historical weighted average shares outstanding during the fiscal year of 67,199,419, plus 10,250,000 shares of Common Stock issued to Complient Corporation as if outstanding for the entire year.

(d)  The pro forma weighted average number of shares represents Cardiac Science’s historical weighted average shares outstanding during the nine-months ended September 30, 2003 of 67,050,032, plus 10,250,000 shares of Common Stock issued to Complient Corporation as if outstanding for the entire nine months.

6